Exhibit 99.1

                First Niagara Financial Group, Inc. to Present at
                    KBW's Community Bank Investors Conference

Lockport, N.Y. - July 21, 2004 - First Niagara Financial Group, Inc. (NASDAQ:
FNFG) announced today that investors will have an opportunity to listen to a webcast of the Company's strategy and future outlook as it presents at Keefe, Bruyette & Woods (KBW), Community Bank Investors Conference at approximately 9:10 a.m. Eastern Time on Wednesday July 28, 2004. The conference presentation will be webcast live, and can be accessed through KBW's website at www.kbw.com or the Company's website at www.fnfg.com. The presentation will be archived for approximately 60 days following the event.

First Niagara Financial Group, Inc., through its wholly owned subsidiary First Niagara Bank, has assets of $5.0 billion and deposits of $3.3 billion. First Niagara Bank is a full-service, community-oriented bank that provides financial services to individuals, families and businesses through 70 banking centers, a loan production office, several financial services subsidiaries, and 94 ATMs across New York State. On April 2, 2004 the Company announced its intentions to acquire Hudson River Bancorp, Inc., a $2.6 billion asset bank headquartered in Hudson, New York.

Officer Contacts

Paul J. Kolkmeyer.............     President and CEO
John R. Koelmel...............     Chief Financial Officer
Christopher J. Thome..........     Reporting and Investor Relations Manager
                                   (716) 625-7645
                                   chris.thome@fnfg.com
Leslie G. Garrity.............     Public Relations and Corporate Communications
                                   Manager
                                   (716) 625-7528
                                   leslie.garrity@fnfg.com